UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2017

Medley Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

280 Park Avenue, 6th Floor East, New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 759-0777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On September 22, 2017, Medley Management Inc.'s operating company, Medley LLC (“Medley”), entered into Amendment Number Three to Credit Agreement (the “Amendment”), which amends that certain existing Credit Agreement, dated as of August 19, 2014 (as so amended, the “Credit Agreement”), entered into by and among City National Bank, a national banking association, as the administrative agent and collateral agent (in such capacities, the “Agent”), the lenders party thereto and Medley, as borrower. The Credit Agreement has been previously amended by the Amendment Number One to Credit Agreement, dated as of August 12, 2015 and Amendment Number Two to Credit Agreement, dated as of May 3, 2016, each by and among Medley, the Agent and the lenders party thereto. The Credit Agreement makes a Revolving Credit Facility available to Medley.
Upon effectiveness of the Amendment, the Revolving Credit Facility remains the senior secured obligation of Medley. The Revolving Credit Facility is available in a maximum amount of $15.0 million, with an accordion available in an amount up to $10.0 million at Medley’s option upon the fulfillment of certain customary conditions.
Under the Amendment, the Revolving Credit Facility was extended to mature on March 31, 2020. The interest rate margin with respect to ABR Loans was reduced to 0.25% and with respect to Eurodollar Loans was reduced to 2.50%, with customary increases in each case upon the occurrence of an Event of Default.
In addition, the Amendment increases the level for the Net Leverage Ratio financial covenant from 3.5 to 1.00 to now be set at 5.00 to 1.00. Two additional financial covenants have been implemented: a Total Leverage Ratio set at 7.00 to 1.00 and a minimum Core EBITDA set at $15.0 million, each calculated for the immediately preceding four fiscal quarters.
Several changes have been made to (i) affirmative and negative covenants, (ii) representations and warranties, and (iii) certain definitions.
In connection with the Amendment, Medley and the guarantors under the Credit Agreement provided a Reaffirmation and Consent (the “Reaffirmation”), which served to reaffirm their obligations pursuant to the Credit Agreement and the other Loan Documents.
The Amendment including the Credit Agreement and the Reaffirmation is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above descriptions of the Amendment, the Credit Agreement and the Reaffirmation do not purport to be complete and are qualified in their entirety by reference to the Amendment, the Credit Agreement and the Reaffirmation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 22, 2017, Medley entered into the Amendment to the Credit Agreement.
The terms of the Amendment, Credit Agreement and Reaffirmation are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number Three, dated as of September 22, 2017, to the Credit Agreement, dated as of August 19, 2014, among Medley LLC, the lenders party thereto and City National Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: September 27, 2017